Exhibit 99.1

NEWS

CONTACT:     Roger Deacon
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2455, DeaconR@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA - UNIVEST
BANK AND TRUST CO. - REPORTS FOURTH QUARTER AND YEAR END RESULTS
(Fourth Quarter Annualized Loan Growth of 12%)

SOUDERTON, Pa., January 25, 2017 - Univest Corporation of Pennsylvania (“Univest” or "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. ("Bank") and its insurance, investments and equipment financing subsidiaries, today announced financial results for the fourth quarter and year ended December 31, 2016. Univest reported net income of $6.9 million or $0.26 diluted earnings per share for the three months ended December 31, 2016, compared to net income of $7.2 million or $0.37 diluted earnings per share for the three months ended December 31, 2015. Net income for the year ended December 31, 2016 was $19.5 million or $0.84 diluted earnings per share, compared to net income of $27.3 million or $1.39 diluted earnings per share for the prior year.

The financial results for the fourth quarter and year ended December 31, 2016 included acquisition and integration costs related to the Fox Chase acquisition plus restructuring costs related to facility closures and staffing rationalization of $1.2 million and $11.8 million, net of tax, or $0.05 and $0.51, of diluted earnings per share, respectively. The results for the fourth quarter and year ended December 31, 2016 also included $1.2 million, net of tax, or $0.05 and $0.05, of diluted earnings per share, respectively, related to the Corporation’s agreement to settle its future obligations related to its acquisition of Girard Partners, Inc.

The financial results for the fourth quarter and year ended December 31, 2015 included acquisition, integration and restructuring costs related to the Fox Chase acquisition, the Valley Green acquisition and its new financial center model of $497 thousand and $2.9 million, net of tax, or $0.03 and $0.15, of diluted earnings per share, respectively.

Loans
Gross loans and leases increased $95.5 million or 12.0% (annualized) from September 30, 2016. Gross loans and leases increased $1.1 billion from December 31, 2015, including $776.3 million of loans acquired from Fox Chase Bank. Organic loan growth, which excludes the loans acquired from Fox Chase at June 30, 2016 was $330.6 million, or 11.2%, for the year ended December 31, 2016. The growth in loans was primarily in commercial business, commercial real estate and residential real estate loans. Loan growth in 2016 resulted from new and existing customer relationships, and Univest’s strategic move to expand its presence and hire a lending team in Lancaster County to seize opportunities as a result of market disruption caused by other bank acquisitions. Loan growth also resulted from opportunities brought by Univest’s new lending personnel in its core market and through the acquisition of Fox Chase.

Deposits
Total deposits increased $79.1 million or 10.0% (annualized) from September 30, 2016. Deposits increased $863.2 million from December 31, 2015 primarily due to $738.3 million of deposits acquired from Fox Chase. Organic deposit growth, which excludes the Fox Chase deposits at June 30, 2016, was $124.9 million or 4.0% for the year ended December 31, 2016.

Borrowings
Total borrowings increased $344.2 million from December 31, 2015, primarily due to long-term borrowings acquired from Fox Chase which consisted of $105.0 million of Federal Home Loan bank borrowings and commercial bank borrowings, the issuance by the Corporation of $45.0 million in subordinated notes on July 1, 2016 and an increase of $172.0 million in short-term borrowings.

Net Interest Income and Margin
Net interest income increased $10.7 million to $34.2 million for the fourth quarter of 2016 from the same period in 2015. Net interest income increased $20.3 million to $114.2 million for the year ended December 31, 2016 from the prior year. The increase in net interest income during the fourth quarter and year of 2016 was mainly due to the impact of the Fox Chase acquisition, which occurred on July 1, 2016.

Net interest income increased $1.3 million to $34.2 million for the fourth quarter of 2016 from the third quarter of 2016. The net interest margin on a tax-equivalent basis for the fourth quarter of 2016 was 3.81% compared to 3.68% for the third quarter of 2016. The favorable impact of purchase accounting accretion was 20 basis points for the quarter ended December 31, 2016 compared to 7 basis points for the quarter ended September 30, 2016. The increase in the favorable impact of purchase accounting accretion is primarily due to the Corporation’s ability to exit three purchased credit impaired commercial real estate loan relationships which totaled $7.1 million during the quarter. A detailed analysis comparing net interest margin and net interest income for the quarter ended December 31, 2016 and the quarter ended September 30, 2016 is included in the attached exhibits.

Noninterest Income
Noninterest income for the quarter ended December 31, 2016 was $14.0 million, an increase of $806 thousand or 6.1% from the fourth quarter of 2015. Noninterest income for the year ended December 31, 2016 was $56.0 million, an increase of $3.5 million or 6.7% from the prior year. Service charges on deposits increased $234 thousand or 22.1% for the quarter and $461 thousand or 10.9% for the year ended December 31, 2016 mostly due to fees on deposit accounts acquired from Fox Chase. Investment advisory commission and fee income increased $482 thousand or 18.7% for the quarter and $584 thousand or 5.4% for the year ended December 31, 2016 due to an increase in assets under management during 2016. This increase was primarily due to a combination of both increased new customer relationships and improvement in market performance during the second half of 2016. Insurance commission and fee income increased $202 thousand or 6.6% for the quarter and $718 thousand or 5.2% for the year ended December 31, 2016, primarily due to an increase in contingent commission income and growth in the group life and health and commercial product lines premiums. Bank owned life insurance (BOLI) income increased $790 thousand for the quarter and $1.6 million for the year ended December 31, 2016 primarily due to proceeds from bank owned life insurance death benefits of $450 thousand recognized in the fourth quarter of 2016 as well as $26.1 million of policies acquired from Fox Chase, the purchase of $8.0 million and the transfer of $9.8 million of policies to a higher yielding account structure during 2015. The net gain on mortgage banking increased $1.2 million or 24.5% for the year ended December 31, 2016, mainly due to an increase in mortgage volume during 2016. Mortgage loan closings increased $48.7 million, or 23.3% for the year ended December 31, 2016 compared to the same period in 2015. The net gain on mortgage banking activities decreased $914 thousand to $1.1 million for the quarter as compared to the third quarter of 2016 and was the same amount as the fourth quarter 2015. The link quarter decrease is due to seasonal slowdown in mortgage activity during the fourth quarter. These favorable increases were partially offset by a decline in the net gain on sales of investment securities for the quarter and year ended December 31, 2016 of $666 thousand and $747 thousand, respectively, compared to the same periods in 2015.

Noninterest Expense
Noninterest expense for the quarter ended December 31, 2016 was $38.4 million, an increase of $12.4 million or 47.6%, compared to the fourth quarter of 2015. Noninterest expense for the year ended December 31, 2016 was $142.0 million, an increase of $36.5 million or 34.6% from the prior year. Acquisition and integration costs related to the Fox Chase acquisition and restructuring costs related to facility closures and staffing rationalization totaled $2.2 million for the quarter and $17.7 million for the year ended December 31, 2016. Acquisition, integration and restructuring costs related to the Fox Chase acquisition, the Valley Green acquisition and new financial center model were $546 thousand for the quarter and $4.2 million for the year ended December 31, 2015.

Salaries and benefit expense increased $3.7 million for the quarter and $11.4 million for the year ended December 31, 2016, primarily attributable to higher staffing levels resulting from the Fox Chase acquisition, additional staff hired to support revenue generation across all business lines and the expansion into Lancaster County. Salaries and benefit expense decreased $164 thousand for the quarter as compared to the quarter ended September 30, 2016. Included in salaries and benefit expense for the quarter is the cost of a pension settlement of $1.4 million as the Corporation offered lump sum payouts to former employees in its noncontributory retirement plan. This amount was recorded as a reclassification with the accumulated other comprehensive income component of equity and had no impact on the Corporation’s reported equity. This pension distribution was partially offset by the Corporation’s modification of its paid time off policy which resulted in a non-cash reduction in expense of $1.3 million during the quarter. Commission expense increased $724 thousand for the quarter and $1.3 million for the year ended December 31, 2016, primarily due to commissions paid on increased mortgage banking activities, investment advisor fees and insurance revenues. Premises and equipment expenses increased $1.1 million for the quarter and $1.4 million for the year ended December 31, 2016, primarily due to higher premises expense related to Fox Chase locations and expansion into Philadelphia, Lancaster County and the Lehigh Valley. Data processing expense increased $757 thousand for the quarter and $2.3 million for the year ended December 31, 2016 due to increased investments in computer software as well as six months of Fox Chase processing expense. Intangible expenses increased $2.8 million for the quarter and $3.1 million for the year ended December 31, 2016 as the Corporation reached an agreement to settle its future obligation related to its acquisition of Girard Partners, Inc.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, were $17.9 million at December 31, 2016, compared to $15.1 million at September 30, 2016 and $14.2 million at December 31, 2015. Net loan and lease charge-offs were $1.7 million during the fourth quarter of 2016 and $5.0 million for the year ended December 31, 2016. The provision for loan and lease losses was $2.3 million for the fourth quarter of 2016 and $4.8 million for the year ended December 31, 2016.

The allowance for loan and lease losses as a percentage of loans and leases held for investment was 0.53% at December 31, 2016, compared to 0.53% at September 30, 2016 and 0.81% at December 31, 2015. The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding loans acquired in the Fox Chase and Valley Green Bank acquisitions which were recorded at fair value as of the acquisition date, was 0.73% at December 31, 2016, compared to 0.77% at September 30, 2016 and 0.94% at December 31, 2015.

Tax Provision
The effective income tax rate for the year ended December 31, 2016 was 16.6%, compared to 26.4% for the year ended December 31, 2015. These rates reflect the Corporation’s levels of tax exempt income for both periods relative to the overall level of taxable income.

Dividend
On November 23, 2016, Univest declared a quarterly cash dividend of $0.20 per share, payable on January 2, 2017. This represented a 2.59% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Termination of Shareholder Rights Plan
Finally, following a periodic review of corporate governance practices, and taking into account comments received as part of an ongoing dialogue with shareholders, the Corporation’s Board of Directors voted to terminate the Corporation’s shareholder rights plan, originally adopted in September 2011, effective January 25, 2017. The shareholders’ rights plan will terminate automatically as a result of the Board’s action, and shareholders do not have to take any action as a result of the termination.

Conference Call
Univest will host a conference call to discuss fourth quarter and year end 2016 results on Thursday, January 26, 2017 at 9:00 a.m. EST. Participants may preregister at http://dpregister.com/10099225. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through February 26, 2017 by dialing 1-877-344-7529; using Conference ID: 10099225.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has approximately $4.2 billion in assets and $3.2 billion in assets under management and supervision through its Wealth Management lines of business. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
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This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
December 31, 2016
(Dollars in thousands)

Balance Sheet (Period End)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Assets	$4,230,528	$4,140,444	$3,107,617	$2,824,777	$2,879,451
Investment securities	468,518	484,213	286,980	329,357	370,760
Loans held for sale	5,890	3,844	4,657	3,818	4,680
Loans and leases held for investment, gross	3,285,886	3,190,361	2,345,037	2,183,256	2,179,013
Allowance for loan and lease losses	17,499	16,899	17,153	16,452	17,628
Loans and leases held for investment, net	3,268,387	3,173,462	2,327,884	2,166,804	2,161,385
Total deposits	3,257,567	3,178,509	2,377,084	2,334,361	2,394,360
Noninterest-bearing deposits	918,337	874,581	689,916	559,827	541,460
NOW, money market and savings	1,713,041	1,652,696	1,326,976	1,391,626	1,398,494
Time deposits	626,189	651,232	360,192	382,908	454,406
Borrowings	417,780	398,341	309,666	75,265	73,588
Shareholders' equity	505,209	509,249	369,160	367,003	361,574

Balance Sheet (Average)	For the three months ended,					For the twelve months ended,
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Assets	$4,134,976	$4,147,468	$2,854,561	$2,834,557	$2,866,848	$3,496,012	$2,776,283
Investment securities	473,890	503,790	302,492	342,218	370,163	406,053	373,930
Loans and leases, gross	3,208,171	3,164,273	2,239,674	2,177,091	2,132,922	2,699,973	2,080,817
Deposits	3,237,778	3,177,060	2,340,959	2,351,816	2,393,655	2,779,255	2,300,184
Shareholders' equity	507,832	506,464	368,466	364,092	360,521	437,098	359,725

Asset Quality Data (Period End)
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$17,916	$15,050	$13,265	$13,482	$14,183
Accruing loans and leases 90 days or more past due	987	1,128	748	693	379
Accruing troubled debt restructured loans and leases	3,252	3,286	4,413	4,279	5,245
Other real estate owned	4,969	6,041	3,131	3,073	1,276
Nonperforming assets	27,124	25,505	21,557	21,527	21,083
Allowance for loan and lease losses	17,499	16,899	17,153	16,452	17,628
Nonaccrual loans and leases / Loans and leases held for investment	0.55%	0.47%	0.57%	0.62%	0.65%
Nonperforming loans and leases / Loans and leases held for investment	0.67%	0.61%	0.79%	0.85%	0.91%
Allowance for loan and lease losses / Loans and leases held for investment	0.53%	0.53%	0.73%	0.75%	0.81%
Allowance for loan and lease losses/Loans and leases held for investment (excluding acquired loans at period-end)	0.73%	0.77%	0.82%	0.86%	0.94%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	97.67%	112.29%	129.31%	122.03%	124.29%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	78.98%	86.82%	93.09%	89.15%	89.00%
Acquired credit impaired loans	$7,352	$14,575	$942	$1,267	$1,253

	For the three months ended,					For the twelve months ended,
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Net loan and lease charge-offs	$1,650	$1,669	$129	$1,502	$1,909	$4,950	$6,836
Net loan and lease charge-offs (annualized)/Average loans and leases	0.20%	0.21%	0.02%	0.28%	0.36%	0.18%	0.33%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
December 31, 2016
(Dollars in thousands, except per share data)
	For the three months ended,					For the twelve months ended,
For the period:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Interest income	$38,056	$36,705	$26,112	$25,734	$25,747	$126,607	$101,983
Interest expense	3,884	3,836	2,451	2,211	2,278	12,382	8,065
Net interest income	34,172	32,869	23,661	23,523	23,469	114,225	93,918
Provision for loan and lease losses	2,250	1,415	830	326	917	4,821	3,802
Net interest income after provision	31,922	31,454	22,831	23,197	22,552	109,404	90,116
Noninterest income:
Trust fee income	1,921	1,958	1,997	1,865	2,030	7,741	7,908
Service charges on deposit accounts	1,293	1,344	1,056	998	1,059	4,691	4,230
Investment advisory commission and fee income	3,065	2,864	2,759	2,669	2,583	11,357	10,773
Insurance commission and fee income	3,275	3,267	3,503	4,558	3,073	14,603	13,885
Bank owned life insurance income	1,215	711	535	470	425	2,931	1,295
Net gain on sales of investment securities	31	30	413	44	697	518	1,265
Net gain on mortgage banking activities	1,092	2,006	1,711	1,218	1,090	6,027	4,838
Other income	2,102	1,957	2,027	2,009	2,231	8,095	8,231
Total noninterest income	13,994	14,137	14,001	13,831	13,188	55,963	52,425
Noninterest expense:
Salaries and benefits	16,546	16,710	14,080	14,182	12,828	61,518	50,069
Commissions	2,618	2,485	2,363	1,895	1,894	9,361	8,037
Premises and equipment	3,884	3,424	2,841	2,872	2,817	13,021	11,589
Data processing	2,001	2,169	1,530	1,281	1,244	6,981	4,660
Professional fees	1,258	1,322	947	1,020	870	4,547	3,839
Marketing and advertising	619	345	513	538	759	2,015	2,253
Deposit insurance premiums	521	327	418	447	463	1,713	1,730
Intangible expense	2,962	906	996	770	178	5,634	2,567
Acquisition-related costs	101	8,784	1,158	214	540	10,257	1,047
Integration costs	269	5,365	27	6	6	5,667	1,490
Restructuring charges (recoveries)	1,816	(85)	—	—	—	1,731	1,642
Other expense	5,835	5,314	4,673	3,714	4,430	19,536	16,592
Total noninterest expense	38,430	47,066	29,546	26,939	26,029	141,981	105,515
Income before taxes	7,486	(1,475)	7,286	10,089	9,711	23,386	37,026
Income tax expense (benefit)	568	(1,533)	2,046	2,800	2,553	3,881	9,758
Net income	$6,918	$58	$5,240	$7,289	$7,158	$19,505	$27,268
Per common share data:
Book value per share	$19.00	$19.17	$18.88	$18.73	$18.51	$19.00	$18.51
Net income per share:
Basic	$0.26	$—	$0.27	$0.37	$0.37	$0.85	$1.39
Diluted	$0.26	$—	$0.27	$0.37	$0.37	$0.84	$1.39
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding	26,577,948	26,555,626	19,603,310	19,578,438	19,525,701	23,097,638	19,663,039
Period end shares outstanding	26,589,353	26,558,412	19,557,958	19,592,798	19,530,930	26,589,353	19,530,930

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
December 31, 2016

	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Return on average assets	0.67%	0.01%	0.74%	1.03%	0.99%	0.56%	0.98%
Return on average assets, excluding integration and acquisition-related costs and restructuring charges (1), (2)	0.78%	0.88%	0.90%	1.07%	1.06%	0.89%	1.09%
Return on average shareholders' equity	5.42%	0.05%	5.72%	8.05%	7.88%	4.46%	7.58%
Return on average shareholder's equity, excluding integration and acquisition-related costs and restructuring charges (1), (2)	6.37%	7.24%	6.99%	8.29%	8.42%	7.15%	8.38%
Return on average tangible common equity, excluding integration and acquisition-related costs and restructuring charges (1), (2), (5)	9.95%	11.32%	10.31%	12.33%	12.61%	10.93%	12.56%
Net interest margin (FTE)	3.81%	3.68%	3.93%	3.91%	3.80%	3.82%	3.96%
Efficiency ratio (3)	76.48%	96.45%	75.22%	69.23%	68.10%	80.11%	69.27%
Efficiency ratio, excluding integration and acquisition-related costs and restructuring charges (1), (3), (4)	72.13%	67.63%	72.20%	68.67%	66.67%	70.15%	66.52%

Capitalization Ratios
Dividends declared to net income	76.76%	N/M	74.64%	53.62%	54.08%	94.51%	57.35%
Shareholders' equity to assets (Period End)	11.94%	12.30%	11.88%	12.99%	12.56%	11.94%	12.56%
Tangible common equity to tangible assets (5)	7.97%	8.24%	8.39%	9.17%	8.77%	7.97%	8.77%
Tangible book value per share (5)	$12.13	$12.28	$12.82	$12.66	$12.40	$12.13	$12.40
Tangible book value per share - Core (5), (6)	$12.32	$12.21	$12.72	$12.62	$12.43	$12.32	$12.43

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	8.84%	8.80%	9.90%	9.93%	9.69%	8.84%	9.69%
Common equity tier 1 risk-based capital ratio	9.41%	9.58%	10.24%	10.81%	10.65%	9.41%	10.65%
Tier 1 risk-based capital ratio	9.41%	9.58%	10.24%	10.81%	10.65%	9.41%	10.65%
Total risk-based capital ratio	12.43%	12.64%	12.77%	13.47%	13.35%	12.43%	13.35%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest Corporation of Pennsylvania uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below table for additional information.

(a) Integration and acquisition-related costs and restructuring charges	$2,165	$14,064	$1,185	$220	$546	$17,634	$4,179
Tax effect on integration and acquisition-related cost and restructuring charges	969	4,910	22	2	49	5,904	1,319
(b) Integration and acquisition-related costs and restructuring charges, net of tax	$1,196	$9,154	$1,163	$218	$497	$11,730	$2,860

(2) Net income in this ratio excludes integration and acquisition-related costs and restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes integration and acquisition-related costs and restructuring charges. See (1)(a) above.
(5) Tangible equity represents total shareholders' equity less goodwill and other intangible assets, but includes mortgage servicing rights which were $6,485 at December 31, 2016, $6,167 at September 30, 2016, $5,896 at June 30, 2016, $5,839 at March 31, 2016 and $5,877 at December 31, 2015.

(6) Tangible equity as defined in (5), excluding the impact of accumulated other comprehensive (loss) income on available-for-sale investment securities, net (($4,989) at December 31, 2016, $1,789 at September 30, 2016, $1,907 at June 30, 2016, $821 at March 31, 2016, and ($592) at December 31, 2015), divided by total shares outstanding.

N/M Not Meaningful

Univest Corporation of Pennsylvania
Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Three Months Ended
Tax Equivalent Basis	December 31, 2016			September 30, 2016
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$10,235	$10	0.39%	$16,248	$14	0.34%
U.S. government obligations	33,341	98	1.17	43,622	125	1.14
Obligations of state and political subdivisions	90,499	921	4.05	96,581	1,030	4.24
Other debt and equity securities	350,050	1,337	1.52	363,587	1,358	1.49
Federal funds sold and other earning assets (1)	20,578	217	4.20	18,987	321	6.73
Total interest-earning deposits, investments, federal funds sold and other earning assets	504,703	2,583	2.04	539,025	2,848	2.10
Commercial, financial, and agricultural loans	683,746	7,247	4.22	674,569	6,571	3.88
Real estate—commercial and construction loans	1,411,104	16,391	4.62	1,382,947	15,816	4.55
Real estate—residential loans	723,193	8,097	4.45	710,814	7,887	4.41
Loans to individuals	30,796	432	5.58	31,416	415	5.26
Municipal loans and leases	282,297	3,178	4.48	288,391	3,030	4.18
Lease financings	77,035	1,555	8.03	76,136	1,547	8.08
Gross loans and leases	3,208,171	36,900	4.58	3,164,273	35,266	4.43
Total interest-earning assets	3,712,874	39,483	4.23	3,703,298	38,114	4.09
Cash and due from banks	42,946			40,835
Reserve for loan and lease losses	(16,921)			(17,110)
Premises and equipment, net	63,712			61,361
Other assets	332,365			359,084
Total assets	$4,134,976			$4,147,468
Liabilities:
Interest-bearing checking deposits	$402,247	$89	0.09	$389,079	$114	0.12
Money market savings	472,461	450	0.38	483,579	428	0.35
Regular savings	792,778	327	0.16	793,644	352	0.18
Time deposits	647,665	1,277	0.78	606,561	1,187	0.78
Total time and interest-bearing deposits	2,315,151	2,143	0.37	2,272,863	2,081	0.36
Short-term borrowings	128,498	149	0.46	201,832	259	0.51
Long-term debt	121,895	331	1.08	120,638	235	0.77
Subordinated notes (2)	94,055	1,261	5.33	94,035	1,261	5.33
Total borrowings	344,448	1,741	2.01	416,505	1,755	1.68
Total interest-bearing liabilities	2,659,599	3,884	0.58	2,689,368	3,836	0.57
Noninterest-bearing deposits	922,627			904,197
Accrued expenses and other liabilities	44,918			47,439
Total liabilities	3,627,144			3,641,004
Shareholders' Equity:
Common stock	144,559			144,559
Additional paid-in capital	230,037			229,319
Retained earnings and other equity	133,236			132,586
Total shareholders' equity	507,832			506,464
Total liabilities and shareholders' equity	$4,134,976			$4,147,468
Net interest income		$35,599			$34,278
Net interest spread			3.65			3.52
Effect of net interest-free funding sources			0.16			0.16
Net interest margin			3.81%			3.68%
Ratio of average interest-earning assets to average interest-bearing liabilities	139.60%			137.70%

(1) Other earning assets include Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost.
(2) The interest rate on subordinated notes is calculated on a 30/360 day basis with a weighted average note rate of 5.05% for both the three months ended December 31, 2016 and September 30, 2016. The balance is net of debt issuance costs which are amortized to interest expense.

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2016 and September 30, 2016 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Univest Corporation of Pennsylvania
Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Three Months Ended December 31,
Tax Equivalent Basis	2016			2015
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$10,235	$10	0.39%	$75,782	$58	0.30%
U.S. government obligations	33,341	98	1.17	105,635	300	1.13
Obligations of state and political subdivisions	90,499	921	4.05	105,415	1,292	4.86
Other debt and equity securities	350,050	1,337	1.52	159,113	1,029	2.57
Federal funds sold and other earning assets (1)	20,578	217	4.20	8,983	123	5.43
Total interest-earning deposits, investments, federal funds sold and other earning assets	504,703	2,583	2.04	454,928	2,802	2.44
Commercial, financial, and agricultural loans	683,746	7,247	4.22	409,184	3,950	3.83
Real estate—commercial and construction loans	1,411,104	16,391	4.62	870,620	9,822	4.48
Real estate—residential loans	723,193	8,097	4.45	530,550	5,967	4.46
Loans to individuals	30,796	432	5.58	29,900	403	5.35
Municipal loans and leases	282,297	3,178	4.48	218,585	2,572	4.67
Lease financings	77,035	1,555	8.03	74,083	1,567	8.39
Gross loans and leases	3,208,171	36,900	4.58	2,132,922	24,281	4.52
Total interest-earning assets	3,712,874	39,483	4.23	2,587,850	27,083	4.15
Cash and due from banks	42,946			33,787
Reserve for loan and lease losses	(16,921)			(18,858)
Premises and equipment, net	63,712			41,699
Other assets	332,365			222,370
Total assets	$4,134,976			$2,866,848
Liabilities:
Interest-bearing checking deposits	$402,247	$89	0.09	$386,243	$79	0.08
Money market savings	472,461	450	0.38	391,891	348	0.35
Regular savings	792,778	327	0.16	595,019	141	0.09
Time deposits	647,665	1,277	0.78	477,524	1,034	0.86
Total time and interest-bearing deposits	2,315,151	2,143	0.37	1,850,677	1,602	0.34
Short-term borrowings	128,498	149	0.46	21,189	2	0.04
Long-term debt	121,895	331	1.08	—	—	—
Subordinated notes (2)	94,055	1,261	5.33	49,358	674	5.42
Total borrowings	344,448	1,741	2.01	70,547	676	3.80
Total interest-bearing liabilities	2,659,599	3,884	0.58	1,921,224	2,278	0.47
Noninterest-bearing deposits	922,627			542,978
Accrued expenses and other liabilities	44,918			42,125
Total liabilities	3,627,144			2,506,327
Shareholders' Equity:
Common stock	144,559			110,271
Additional paid-in capital	230,037			121,028
Retained earnings and other equity	133,236			129,222
Total shareholders' equity	507,832			360,521
Total liabilities and shareholders' equity	$4,134,976			$2,866,848
Net interest income		$35,599			$24,805
Net interest spread			3.65			3.68
Effect of net interest-free funding sources			0.16			0.12
Net interest margin			3.81%			3.80%
Ratio of average interest-earning assets to average interest-bearing liabilities	139.60%			134.70%

(1) Other earning assets include Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost.
(2) The interest rate on subordinated notes is calculated on a 30/360 day basis with a weighted average note rate of 5.05% and 5.10% for the three months ended December 31, 2016 and 2015, respectively. The balance is net of debt issuance costs which are amortized to interest expense.

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 30, 2016 and 2015 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Univest Corporation of Pennsylvania
Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Twelve Months Ended December 31,
Tax Equivalent Basis	2016			2015
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$13,438	$61	0.45%	$38,515	$95	0.25%
U.S. government obligations	54,220	649	1.20	123,593	1,375	1.11
Obligations of state and political subdivisions	97,325	4,172	4.29	107,204	5,303	4.95
Other debt and equity securities	254,508	4,731	1.86	143,133	3,296	2.30
Federal funds sold and other earning assets (1)	16,370	790	4.83	9,936	525	5.28
Total interest-earning deposits, investments, federal funds sold and other earning assets	435,861	10,403	2.39	422,381	10,594	2.51
Commercial, financial, and agricultural loans	552,322	21,964	3.98	422,507	16,901	4.00
Real estate—commercial and construction loans	1,146,293	52,232	4.56	849,161	39,275	4.63
Real estate—residential loans	633,886	28,101	4.43	499,208	22,789	4.57
Loans to individuals	30,501	1,654	5.42	29,653	1,587	5.35
Municipal loans and leases	261,057	11,556	4.43	208,236	9,890	4.75
Lease financings	75,914	6,168	8.12	72,052	6,240	8.66
Gross loans and leases	2,699,973	121,675	4.51	2,080,817	96,682	4.65
Total interest-earning assets	3,135,834	132,078	4.21	2,503,198	107,276	4.29
Cash and due from banks	37,050			33,025
Reserve for loan and lease losses	(17,147)			(20,447)
Premises and equipment, net	53,036			40,891
Other assets	287,239			219,616
Total assets	$3,496,012			$2,776,283
Liabilities:
Interest-bearing checking deposits	$386,176	$362	0.09	$369,611	$269	0.07
Money market savings	414,121	1,540	0.37	368,392	1,205	0.33
Regular savings	714,809	1,052	0.15	582,647	533	0.09
Time deposits	512,557	4,261	0.83	461,968	4,000	0.87
Total time and interest-bearing deposits	2,027,663	7,215	0.36	1,782,618	6,007	0.34
Short-term borrowings	103,238	748	0.72	35,932	35	0.10
Long-term debt	60,965	549	0.90	—	—	—
Subordinated notes (2)	71,851	3,870	5.39	37,431	2,023	5.40
Total borrowings	236,054	5,167	2.19	73,363	2,058	2.81
Total interest-bearing liabilities	2,263,717	12,382	0.55	1,855,981	8,065	0.43
Noninterest-bearing deposits	751,592			517,566
Accrued expenses and other liabilities	43,605			43,011
Total liabilities	3,058,914			2,416,558
Shareholders' Equity:
Common stock	127,509			110,271
Additional paid-in capital	175,609			120,565
Retained earnings and other equity	133,980			128,889
Total shareholders' equity	437,098			359,725
Total liabilities and shareholders' equity	$3,496,012			$2,776,283
Net interest income		$119,696			$99,211
Net interest spread			3.66			3.86
Effect of net interest-free funding sources			0.16			0.10
Net interest margin			3.82%			3.96%
Ratio of average interest-earning assets to average interest-bearing liabilities	138.53%			134.87%

(1) Other earning assets include Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost.
(2) The interest rate on subordinated notes is calculated on a 30/360 day basis with a weighted average note rate of 5.07% and 5.10% for the twelve months ended December 31, 2016 and 2015, respectively. The balance is net of debt issuance costs which are amortized to interest expense.

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the twelve months ended December 31, 2016 and 2015 have been calculated using the Corporation’s federal applicable rate of 35.0%.